EXHIBIT 4.5


                            FIRST SUPPLEMENTAL
                             TRUST INDENTURE
                TWG INTERNATIONAL U.S. CORPORATION, ISSUER

         This First Supplemental Trust Indenture, dated as of October 29, 1998 (this "Supplemental Indenture"), is made by and between the TWG International U.S. Corporation (together with any successor to its rights, duties and obligations hereunder, the "Issuer"), and U.S. Trust Company of Texas, N.A. (together with any successor trustee hereunder, the "Trustee"), a national banking association having corporate trust offices located in Dallas, Texas.

         WHEREAS, the Issuer and the Trustee have heretofore executed and delivered that certain Trust Indenture dated as of March 31, 1998 (the "Finance Indenture"), and the Issuer has issued its 12% Senior Secured Note Due March 17, 2005 (the "Finance Note") thereunder; and

         WHEREAS, Trans World Gaming Corp., TWG Finance Corp., the Issuer and the Trustee have executed that certain Indenture dated as of March 31, 1998 (the "Primary Indenture") and the Issuers have issued their 12% Senior Secured Notes Due March 17, 2005 (the "Primary Notes") thereunder; and

         WHEREAS, the Finance Indenture provides in Section 8.2 thereof that the Issuer, when authorized by a resolution of the Board of Directors, and the Trustee may, with the consent of the Holders of not less than a majority in aggregate principal amount of the Finance Notes at the time outstanding, add any provisions to or change in any manner or eliminate any of the provisions of the Finance Indenture or of any supplemental indenture or of modify in any manner the rights of the Holders of the Finance Notes, except under certain circumstances not applicable herein; and

         WHEREAS, Section 11.12 of the Finance Indenture provides that the Issuer and the Trustee are subject to Section 3.27 of the Primary Indenture, which Section 3.27 of the Primary Indenture provides that where the consent of holder of the Finance Note under the Finance Indenture is required, consent of the same percentage of Securityholders (holders of Primary Notes) under the Primary Indenture shall be required as well; and

         WHEREAS, the Issuer and the Trustee, with the consent of a majority of the holders of the aggregate principal amount of the Finance Notes and the Primary Notes outstanding, now desire to amend the Finance Indenture for the purpose of modifying certain provisions of the Finance Indenture to clarify that the Collateral securing the Finance Notes may be transferred or substituted in order that the collateralization of the Finance Notes may comply with certain changes in the laws of the Czech Republic, without which substitution the interests of the Finance and Primary Noteholders would be materially adversely affected; and

         WHEREAS, the Issuer and the Trustee, with the consent of a majority of the holders of the aggregate principal amount of the Finance Notes and the Primary Notes outstanding further

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desire to amend the Finance Indenture to clarify that the Collateral securing the Finance Notes shall not include Trans World Leasing Limited, a Gibraltar legal entity, for the reason that this entity shall not be a Subsidiary of the Issuer, and that all functions which this entity was to perform in relation to the Issuer's operation in the Czech Republic are to be performed by the Cyprus Entity, as that term is defined in the Finance Indenture; and

         WHEREAS, the execution and delivery of this Supplemental Indenture has been duly and validly authorized in all respects by the Board of Directors of the Issuer; and

         WHEREAS, the Trustee is a party to this Supplemental Indenture in order to acknowledge its acceptance of the terms and provisions hereof and to evidence its consent to the amendments to the Indenture made hereby.

         NOW, THEREFORE, in consideration of the mutual understandings, promises and agreements herein contained and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the Issuer and the Trustee do covenant and agree hereby, for the equal and proportionate benefit of the respective Holders from time to time of the Finance Notes, as follows:


                                ARTICLE I

                   DEFINITIONS AND STATUTORY AUTHORITY

         Section 1.1. SUPPLEMENTAL INDENTURE. This Supplemental Indenture is a Supplemental Indenture, and is adopted in accordance with Article 8 of the Finance Indenture.

         Section 1.2.   DEFINITIONS.

         (A) Unless the context shall require otherwise, all defined terms contained in the Finance Indenture shall have the same respective meanings in this Supplemental Indenture as such defined terms are given in the Finance Indenture.

         (B) As used in this Supplemental Indenture, except as otherwise expressly provided or unless the context shall require otherwise:

              (1) This "Supplemental Indenture" means this instrument as originally executed or as it may, from time to time, be supplemented or amended by one or more supplemental indentures hereto entered into pursuant to the applicable provisions of the Finance Indenture.

              (2) All references in this instrument to designated "Articles," "Sections," and other subdivisions are to the designated Articles, Sections, and other subdivisions of this instrument as originally executed.

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         Section 1.3.   FINANCE INDENTURE TO REMAIN IN FORCE.  Except as
amended by this Supplemental Indenture, the Finance Indenture shall remain in full force and effect as to matters covered therein.

         Section 1.4. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Supplemental Indenture by the Issuer and the Trustee shall bind the Holders of the Finance Note and of the Primary Notes, the Issuer, the Trustee and their respective successors and assigns, whether so expressed or not.

         Section 1.5.   BENEFITS OF SUPPLEMENTAL INDENTURE.    Nothing in this
Supplemental Indenture or in the Finance Note, express or implied, shall give any Person, other than the parties hereto, their respective successors hereunder and the Holders of the Finance Note and Primary Notes, any benefit or any legal or equitable rights, remedy or claim under this Supplemental Indenture.

         Section 1.6. GOVERNING LAW. This Supplemental Indenture shall be construed in accordance and governed by the laws of the State of New York.


                                ARTICLE II

                     AMENDMENTS TO FINANCE INDENTURE

         Section 2.1. ISSUANCE OF STOCK. Section 3.11 of the Finance Indenture is deleted in its entirety and replaced in full by the following, which shall read in its entirety as follows:

         RESTRICTIONS ON ISSUANCE OF STOCK. Issuer will not permit any of its Subsidiaries to issue any additional Capital Stock and agrees that the Capital Stock of its Subsidiaries pledged to the holders of the Securities pursuant to the Collateral Agreements herein shall at all times constitute one hundred percent (100%) of the Cyprus Entity, 100% of the Capital Stock of any U.S. Subsidiary and of any foreign Subsidiary, where, as to such foreign Subsidiary, such pledge shall not create a "deemed dividend", and sixty-six percent (66%) of the Capital Stock of any foreign Subsidiary where such pledge shall not create a deemed dividend and where a pledge of more than that percentage would create a "deemed dividend". Furthermore, Issuer will not permit any of its Subsidiaries to conduct any business through or otherwise own any shares or interests of any class of Capital Stock of any other corporation, partnership, limited liability company or other Person, other than a Wholly-Owned Subsidiary. Notwithstanding anything above to the contrary, Issuer shall be permitted to own one hundred percent 100% of SC98A, s.r.o. so long as one hundred percent 100% of the Capital Stock of 21st Century is owned by SC98A, s.r.o. and sixty-six percent (66%) of the Capital Stock of 21st Century remains pledged by the Issuer to TWG Finance and the Trustee to secure repayment of the Securities. Alternatively, and notwithstanding anything above to the contrary, the Capital Stock of 21st Century may be conveyed to a Wholly Owned Subsidiary of Issuer, ("Newco") and the Security Interest in the Capital Stock of 21st Century released so long as sixty-six percent (66%) of the Capital Stock of Newco is pledged to secure repayment of the Securities. In the event the Capital Stock of 21st


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Century is transferred to SC98A, s.r.o., the Issuers shall promptly take all reasonable action necessary to replace SC98A, s.r.o. with a Czech joint stock company which is a Wholly Owned Subsidiary (the "Substitute Entity") of TWG International, sixty-six (66%) of the Capital Stock of which Substitute Entity shall be pledged to secure repayment of the Securities. TWG may own one percent (1%) of the outstanding Capital Stock of Newco or the Substitute Entity so long as such shares are pledged to the Trustee by TWG to secure the repayment of the Securities.

         Section 2.2. SECURITY INTERESTS. Section 3.23 of the Finance Indenture is deleted in its entirety and replaced in full by the following, which shall read in its entirety as follows:

         SECURITY INTEREST. The Issuer shall, including, to the extent necessary post-closing, execute, and shall cause such direct and indirect Subsidiaries as are necessary to execute, such documents as are necessary to grant the Trustee and the Holder a Security Interest in all assets of the Cyprus Entity and of any other direct and/or indirect Subsidiary where and to the extent that such pledge shall not create a "deemed dividend" under U.S. tax law. Notwithstanding anything above to the contrary, in the event SC98A, s.r.o. is acquired as a Wholly Owned Subsidiary of the Issuer and 21st Century Resorts, a.s. is transferred to SC98A, s.r.o., sixty-six percent (66%) of the Capital Stock of 21st Century Resorts, a.s. shall remain pledged to secure repayment of the Securities even in the event such a pledge shall cause a "deemed dividend". Notwithstanding anything above to the contrary, in the event Newco or the Substitute Entity become a Wholly Owned Subsidiary of Issuer (subject to the right of TWG to hold one percent (1%) of the Capital Stock of either), a Security Interest in sixty-six percent (66%) of the Capital Stock of Newco or the Substitute Entity, as the case may be, shall be granted to secure repayment of the Securities or, if such grant is not possible, sixty-six percent (66%) of the Capital Stock of 21st Century Resorts, a.s. shall remain pledged to secure repayment of the Securities even in the event such pledges as set forth in this sentence shall cause a "deemed dividend". Should the holders of a majority of the Securities issued pursuant to the Primary Indenture so request, the Issuer shall take all steps reasonably necessary to grant to the Trustee and TWG Finance a Security Interest in SC98A, s.r.o. Such grant shall not require a release of the Security Interest in 21st Century Resorts, a.s. The Issuer shall reimburse all reasonable costs, including attorneys fees incurred by such of the Security Holders and Trustee in preparing and executing documents required to comply with this Indenture.

         Section 2.3.   OWNERSHIP OF 21ST CENTURY RESORTS, A.S.  A new Section
3.24 of the Finance Indenture shall read as follows:

         Section 3.24 OWNERSHIP OF 21ST CENTURY RESORTS A.S. One hundred percent of the Capital Stock of 21st Century Resorts, a.s. may be transferred to SC98A, s.r.o. so long as sixty-six percent (66%) of the Capital Stock of 21st Century Resorts, a.s. shall remain pledged to secure repayment of the Finance Note. One hundred percent (100%) of the Capital Stock of 21st Century Resorts, a.s. may be transferred by Issuer to Newco or the Substitute Entity simultaneous with (a) the release by the Holders and the Trustee of the Security Interest granted the Holders and the Trustee in sixty-six percent (66%) of the Capital Stock of 21st Century Resorts, a.s. and (b) the grant to the Holders and the Trustee of a Security Interest in sixty-six

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percent (66%) of the Capital Stock of Newco or the Substitute Entity, as the
case may be, and perfection thereof.

         Section 2.4. PLEDGE AND SECURITY INTEREST. Section 14.1 of the Finance Indenture is deleted in its entirety and replaced in full by the following, which shall read in its entirety as follows:

         PLEDGE AND SECURITY INTEREST. "Collateral" means all of the assets of the Cyprus Entity and of any other direct or indirect Subsidiary where such pledge shall not create a "deemed dividend" under U.S. tax law, a 100 per cent (100%) interest in all of the Capital Stock of the Cyprus Entity, and, as to all other direct Subsidiaries of the Issuer, whether in existence at the time of the closing of this Indenture or thereafter formed, reconstituted or otherwise acquired in any manner, whether or not named herein, a sixty-six per cent (66%) interest in any such entity where a pledge of Capital Stock of a greater percentage would create "deemed dividend" for U.S. tax purposes and one hundred per cent (100%) interest in the Capital Stock where the pledge will not create a "deemed dividend". Notwithstanding anything above to the contrary, Issuer shall be permitted to own one hundred percent 100% of SC98A, s.r.o. so long as one hundred percent 100% of the Capital Stock of 21st Century is owned by SC98A, s.r.o. and sixty-six percent (66%) of the Capital Stock of 21st Century is pledged to secure repayment of the Finance Note. Alternatively, and notwithstanding anything above to the contrary, the Capital Stock of 21st Century may be conveyed to a Wholly Owned Subsidiary of Issuer, ("Newco") and the Security Interest in the Capital Stock 21st Century released so long as sixty-six percent (66%) of the Capital Stock of Newco is pledged to secure repayment of the Finance Note. In the event the Capital Stock of 21st Century is transferred to SC98A, s.r.o., the Issuer shall promptly take all reasonable action necessary to replace SC98A, s.r.o. with a Wholly Owned Subsidiary (the "Substitute Entity") of TWG International, sixty-six (66%) of the Capital Stock of which Substitute Entity shall be pledged to secure repayment of the Finance Note. TWG may own one percent (1%) of Newco or the Substitute Entity so long as such interest is pledged by TWG to secure repayment of the Securities. All references herein to the "Security Interest" and to the "Lien of this Indenture" shall be deemed to mean and refer to the Liens granted to the Trustee and the Holders pursuant to the terms of the Collateral Agreements.

         Section 2.5. PERFECTION OF SECURITY INTEREST. Section 14.3(b) of the Finance Indenture is deleted in its entirety and replaced in full by the following, which shall read in its entirety as follows:

         Because the Issuer cannot ascertain as of the date of execution of this Indenture the exact documents which the appropriate governmental authorities in the Czech Republic and Cyprus may require for perfection of the Security Interest, the Issuer agrees, at its cost, to the preparation, execution and filing of any additional documents necessary to grant and perfect the Security Interest. Because certain of the entities to be pledged are not yet direct Subsidiaries of the Issuer or may not yet exist, the Issuer agrees, at its cost (including reimbursement of costs and expenses incurred by the Trustee and counsel for the Securityholders), post-closing, to take all steps necessary to cause those entities to become direct Subsidiaries of the Issuer (to the extent permissible by applicable law or regulation and so long as no gambling licenses or other

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tangible or intangible rights are jeopardized, in the sole discretion of
Issuer) and to grant a Security Interest in compliance with this Indenture in the percentage of Capital Stock of such entities as required herein. Nothing herein shall be deemed to grant the Issuer the discretion to refuse to cause Newco or the Substitute Entity and the Cyprus Entity to be direct Wholly-Owned Subsidiaries of Issuer (except as permitted in Section 3.11 of this Indenture) or to grant the requisite Security Interest in the Capital Stock thereof.

         Section 2.6. SUBSTITUTION OF COLLATERAL. Section 14.6 of the Indenture is amended to add a second sentence thereto, which sentence shall read in its entirety as follows:

However, the Collateral consisting of the sixty-six percent (66%) interest in all the Capital Stock of 21st Century Resorts, a.s. may be substituted by a perfected Security Interest in sixty-six percent (66%) the Capital Stock of a Wholly Owned Subsidiary of the Issuer (owned ninety-nine percent (99%) by the Issuer and one percent (1%) by TWG) which is a joint stock company organized under the laws of the Czech Republic, if the following conditions are met:

         (a) Such new Subsidiary is properly formed under the laws of the Czech Republic;

         (b) the Trustee and the holder of the Finance Note shall be granted a Security Interest in sixty-six percent (66%) of all Capital Stock of such entity, which sixty-six percent (66%) shall include all of the Capital Stock of such entity held by TWG; and

         (c) one hundred percent (100%) of the Capital Stock of 21st Century shall be transferred to such newly formed Subsidiary.

         Section 2.7 DEFINITION OF COLLATERAL AGREEMENTS. The definition of Collateral Agreements of the Finance Indenture is deleted in its entirety and replaced in full by the following, which shall read in its entirety as follows:

         "Collateral Agreements" means any agreements including those executed by the Issuer, TWG, Newco, the Substitute Entity, 21st Century Resorts, a.s., LMJ Slots, s.r.o., LMJ Casino Rozadov, a.s., Atlantic Properties, s.r.o., Trans World Leasing Limited and the Cyprus Entity and/or such other Persons necessary to create a Security Interest in favor of the Trustee and the Securityholders in the Collateral.

         Section 2.8 DEFINITION OF NEWCO. The definition of Newco is added to the Indenture, which shall read as follows:

         "Newco" shall have the meaning specified in Section 3.11.

         Section 2.9 DEFINITION OF SUBSTITUTE ENTITY. The definition of Substitute Entity is added to the Indenture, which shall read as follows:

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         "Substitute Entity" shall have the meaning specified in Section 3.11.

                                ARTICLE III

                               MISCELLANEOUS

         Section 3.1. RATIFICATION AND REAFFIRMATION. The Issuer and Trustee hereby ratify and reaffirm all the terms and conditions of the Indenture, as specifically amended and supplemented by this Supplemental Indenture, and each hereby acknowledges that the Indenture remains in full force and effect, as so amended and supplemented.

         Section 3.2.   EXECUTION AND COUNTERPARTS.   This Supplemental
Indenture may be executed in several counterparts, all of which shall constitute one and the same instrument and each of which shall be, and shall be deemed to be, an original.

         Section 3.3 EFFECTIVENESS. This Supplemental Indenture shall only become effective in the event the First Supplemental Trust Indenture to the Primary Indenture, dated as of the date hereof, shall become effective.

         The Issuers will deliver a letter or certificate to the Trustee in which such persons will certify to the Trustee that the foregoing conditions have been met and that this Supplement is effective. The consenting Security Holders will execute this document solely to signify their consent to this Supplemental Indenture.

         IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Supplemental Indenture to be signed on their behalf by their duly authorized representative, all as of the date first hereinabove written.



                                     TWG INTERNATIONAL U.S. CORPORATION


                                     By:
                                        -------------------------------
                                     Name: Andrew Tottenham
                                     Title:President










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                        Consent of Security Holders:



         The below designated Security holders of the Finance Indenture and Primary Indenture, respectively, by their execution hereof, consent to the First Supplemental Trust Indenture.


                                        TWG FINANCE CORP.



                                        By:
                                           ---------------------------
                                        Name: Andrew Tottenham
                                              President


                                        VALUE PARTNERS, LTD.




                                        By:
                                           ---------------------------
                                        Name:  Timothy G. Ewing
                                               Managing Partner of Ewing &
                                               Partners General Partner of
                                               Value Partners













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U.S. TRUST COMPANY OF TEXAS, N.A.,
as Trustee


By:
   --------------------------------
Name: John Stohlmann
Title: Authorized Officer
























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